Exhibit 99.1

Desktop Metal Announces Second Quarter 2024 Financial Results

●	Revenue of $38.9 million compared to $53.3 million for the same period a year ago
●	Q2 net loss of $(103.4) million, impacted by one-time noncash charges related to accelerated amortization and depreciation on certain intangible and fixed assets
●	Adjusted EBITDA of $(13.2) million, an improvement from $(15) million from Q2 2023
●	Quarterly GAAP operating expenses increased to $69.1 million due to accelerated amortization and depreciation from discontinued operations. Ongoing cost reductions delivered non-GAAP operating expenses of $27 million, a 22% year-over-year improvement
●	Services revenue in support of current and prospective customers increased 27% to $7.5 million, up from $5.9 million a year ago.
●	Announced definitive merger agreement for a proposed business combination with Nano Dimension

BOSTON--(BUSINESS WIRE)-- Desktop Metal, Inc. (NYSE: DM), a global leader in Additive Manufacturing 2.0 technologies for mass production, today announced its financial results for the second quarter ended June 30, 2024.

“Since the beginning of 2022, Desktop Metal has worked tirelessly to align our cost structure with macroeconomic realities, making hard decisions about the business. By the end of Q1 we had delivered nine quarters of non-GAAP opex reduction and brought our cash burn down dramatically. I am proud of the progress we have shown,” said Ric Fulop, Founder and CEO of Desktop Metal.

“However, despite these efforts, we've faced an increasingly challenging business environment as a result of rising rates, slowing capex budgets and other macro related challenges. We began to notice a concerning trend towards the end of this quarter with customers becoming hesitant to engage in closing deals due to our weakening financial outlook making it more difficult to reach our targets.

“This feedback from the market was a clear signal that we needed to take action. The proposed combination with Nano Dimension represents the best path forward for Desktop Metal and all of our stakeholders. This merger offers several key benefits that we expect will strengthen our competitive position and preserve shareholder value.”

Second Quarter 2024 Recent Business Highlights:

Corporate

●	Continued execution of cost reduction plans as we work to align business structure with current 3D printing market

Product Performance

●	Launched and began selling the all-new PureSinter™ Furnace for high-purity, one-run debinding and sintering of metal parts produced with either additive manufacturing or traditional manufacturing methods. The first unit has been sold to AmPd Labs in Texas, a manufacturing services provider and DM Super Fleet customer with three Shop Systems being used for metal production.
●	Announced that platinum is now customer-qualified on the DM Production System binder jet 3D printing platform by Legor, an Italy-based leader in metals science and production of best-in-class alloys, powders, and plating solutions for the jewelry and fashion hardware and accessories markets.
●	Showcased more than 24 customer applications and new breakthroughs in production metal and ceramic 3D Printing at RAPID + TCT, including aluminum 6061 components produced with Bega, a global leader in fine architectural outdoor and indoor lighting, and Eaton, an intelligent power management company with six DM printers
●	Installed our fourth Figur G-15 Digital Sheet Forming system to Wisconsin-Based Evology Manufacturing, an ITAR-registered full-service contract manufacturer with 30+ years of experience using traditional and additive manufacturing to serve some of the most innovative product companies in the world
●	Desktop Health® announced Flexcera® Smile Ultra+ Dental Resin is now validated to 3D print strong and lifelike teeth restorations for use in dental implantology with All-on-X implant provisionals.

Second Quarter 2024 Financial Highlights

●	Revenue of $38.9 million, down from $53.3 million in the same quarter a year ago.
●	GAAP gross margin of (83)%; Non-GAAP gross margin of 29.2%. GAAP gross margins impacted by one-time noncash charges related to accelerated amortization and depreciation on certain intangible and fixed assets
●	Q2 2024 net loss of $(103.4) million, impacted by one-time noncash charges related to accelerated amortization and depreciation on certain intangible and fixed assets
●	Adjusted EBITDA of $(13.2) million, a year-over-year improvement of 12%
●	Cash, cash equivalents, and short-term investments closed first quarter 2024 at $46.7 million, as rate of operating cash consumption declined 40% compared to the same year-ago quarter
●	Removing financial guidance for the remainder of the year due to the pending acquisition by Nano Dimension

Conference Call Information:

Desktop Metal will host a conference call on Wednesday, July 31, 2024 at 8:30 am ET to discuss second quarter 2024 results. Participants may access the call at 1-800-717-1738, international callers may use 1-646-307-1865, and request to join the Desktop Metal financial results conference call. A simultaneous webcast of the conference call and the accompanying summary presentation may be accessed online at the Events & Presentations section of ir.desktopmetal.com/. A replay will be available shortly after the conclusion of the conference call at the same website.

About Desktop Metal

Desktop Metal (NYSE:DM) is driving Additive Manufacturing 2.0, a new era of on-demand, digital mass production of industrial, medical, and consumer products. Our innovative 3D printers, materials, and software deliver the speed, cost, and part quality required for this transformation. We’re the original inventors and world leaders of the 3D printing methods we believe will empower this shift, binder jetting and digital light processing. Today, our systems print metal, polymer, sand and other ceramics, as well as foam and recycled wood. Manufacturers use our technology worldwide to save time and money, reduce waste, increase flexibility, and produce designs that solve the world’s toughest problems and enable once-impossible innovations. Learn more about Desktop Metal and our #TeamDM brands at www.desktopmetal.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical facts contained in these communications, including statements regarding Desktop Metal’s future results of operations and financial position, financial targets, business strategy, plans and objectives for future operations and the expected benefits of the proposed transaction with Nano Dimension, are forward-looking statements. Forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: demand for Desktop Metal’s products and services; the global macro-economic environment; impacts of rapid technological change in the additive manufacturing industry; Desktop Metal’s ability to realize the benefits from cost saving measures; supply and logistics disruptions, including shortages and delays; and risks related to the completion of the proposed transaction and actions related thereto. For more information about risks and uncertainties that may impact Desktop Metal’s business, financial condition, results of operations and prospects generally, please refer to Desktop Metal’s reports filed with the SEC, including without limitation the “Risk Factors” and/or other information included in the Form 10-K filed with the SEC on March 15, 2024, and such other reports as Desktop Metal has filed or may file with the SEC from time to time. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Desktop Metal, Inc. assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

No Offer or Solicitation

This press release is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Additional Information about the Transaction and Where to Find It

In connection with the proposed transaction, Desktop Metal intends to file a proxy statement with the SEC. Desktop Metal may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement or any other document that Desktop Metal may file with the SEC. The definitive proxy statement (if and when available) will be mailed to stockholders of Desktop Metal. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the proxy statement (if and when available) and other documents containing important information about Desktop Metal and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Desktop Metal will be available free of charge on Desktop Metal’s website at https://ir.desktopmetal.com/sec-filings/all-sec-filings.

Participants in the Solicitation

Desktop Metal, Nano and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Desktop Metal is set forth in Desktop Metal’s proxy statement for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on April 23, 2024. Information about the directors and executive officers of Nano is set forth in Nano’s Annual Report on Form 20-F, which was filed with the SEC on March 21, 2024. Other information regarding persons why may be deemed to be participants in the solicitation of Desktop Metal’s stockholders in connection with the proposed transaction and any direct or indirect interests they may have in the proposed transaction will be set forth in Desktop Metal’s definitive proxy statement for its special meeting of stockholders when it is filed with the SEC.

Investor Relations:

(857) 504-1084

DesktopMetalIR@icrinc.com

Media Relations:

Sarah Webster

(313) 715-6988

sarahwebster@desktopmetal.com

DESKTOP METAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands, except share and per share amounts)

	June 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$45,855	$83,845
Current portion of restricted cash	215	233
Short-term investments	177	625
Accounts receivable	29,507	37,690
Inventory	84,005	82,639
Prepaid expenses and other current assets	10,096	11,105
Total current assets	169,855	216,137
Restricted cash, net of current portion	612	612
Property and equipment, net	26,351	35,840
Intangible assets, net	80,390	168,259
Other noncurrent assets	29,284	37,153
Total Assets	$306,492	$458,001
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$18,089	$18,190
Customer deposits	4,630	5,356
Current portion of lease liability	7,756	7,404
Accrued expenses and other current liabilities	24,891	27,085
Current portion of deferred revenue	9,860	11,739
Current portion of long-term debt, net of deferred financing costs	225	330
Total current liabilities	65,451	70,104
Long-term debt, net of current portion	29	89
Convertible notes	112,930	112,565
Lease liability, net of current portion	20,522	23,566
Deferred revenue, net of current portion	1,842	3,696
Deferred tax liability	3,138	3,523
Other noncurrent liabilities	2,739	2,806
Total liabilities	206,651	216,349
Commitments and Contingencies (Note 17)
Stockholders’ Equity
Preferred Stock, $0.0001 par value—authorized, 50,000,000 shares; no shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	—	—
Common Stock, $0.0001 par value—500,000,000 shares authorized; 33,196,705 and 32,527,742 shares issued at June 30, 2024 and December 31, 2023, respectively, 33,196,705 and 32,527,167 shares outstanding at June 30, 2024 and December 31, 2023, respectively	4	4
Additional paid-in capital	1,923,978	1,908,533
Accumulated deficit	(1,787,763)	(1,632,225)
Accumulated other comprehensive loss	(36,378)	(34,660)
Total Stockholders’ Equity	99,841	241,652
Total Liabilities and Stockholders’ Equity	$306,492	$458,001

See notes to condensed consolidated financial statements

DESKTOP METAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenues
Products	$31,411	$47,398	$67,042	$84,095
Services	7,521	5,888	12,490	10,507
Total revenues	38,932	53,286	79,532	94,602
Cost of sales
Products	67,209	43,224	106,228	82,115
Services	3,912	3,973	7,699	7,762
Total cost of sales	71,121	47,197	113,927	89,877
Gross profit (loss)	(32,189)	6,089	(34,395)	4,725
Operating expenses
Research and development	17,143	21,223	36,956	44,367
Sales and marketing	25,802	10,440	36,955	20,047
General and administrative	26,193	22,944	42,410	41,145
Total operating expenses	69,138	54,607	116,321	105,559
Loss from operations	(101,327)	(48,518)	(150,716)	(100,834)
Interest expense	(1,690)	(1,109)	(3,181)	(1,920)
Interest and other expense, net	(78)	(78)	(1,494)	(149)
Loss before income taxes	(103,095)	(49,705)	(155,391)	(102,903)
Income tax benefit (expense)	(345)	$(23)	$(147)	$534
Net loss	$(103,440)	$(49,728)	$(155,538)	$(102,369)
Net loss per share—basic and diluted	(3.13)	(1.55)	(4.73)	(3.20)
Weighted average shares outstanding, basic and diluted	33,085,262	32,165,582	32,898,836	32,038,281

See notes to condensed consolidated financial statements.

DESKTOP METAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(UNAUDITED)

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net loss	$(103,440)	$(49,728)	$(155,538)	$(102,369)
Other comprehensive loss, net of taxes:
Unrealized gain (loss) on available-for-sale marketable securities, net	—	148	(451)	337
Foreign currency translation adjustment	(500)	(1,316)	(1,267)	233
Total comprehensive loss, net of taxes of $0	$(103,940)	$(50,896)	$(157,256)	$(101,799)

See notes to condensed consolidated financial statements.

DESKTOP METAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(UNAUDITED)

(in thousands, except share amounts)

	Three Months Ended June 30, 2024
					Accumulated
					Other
	Common Stock		Additional		Comprehensive	Total
	Voting		Paid-in	Accumulated	(Loss)	Stockholders’
	Shares	Amount	Capital	Deficit	Income	Equity
BALANCE— April 1, 2024	32,970,519	$4	$1,917,535	$(1,684,323)	$(35,878)	$197,338
Fractional shares redeemed for cash in lieu of reverse stock split	(1,338)	—	(7)	—	—	(7)
Vesting of restricted stock units	234,110	—	—	—	—	—
Repurchase of shares for employee tax withholdings	(6,586)	—	(47)	—	—	(47)
Stock-based compensation expense	—	—	6,497	—	—	6,497
Net loss	—	—	—	(103,440)	—	(103,440)
Other comprehensive loss	—	—	—	—	(500)	(500)
BALANCE—June 30, 2024	33,196,705	$4	$1,923,978	$(1,787,763)	$(36,378)	$99,841

	Six Months Ended June 30, 2024
					Accumulated
					Other
	Common Stock		Additional		Comprehensive	Total
	Voting		Paid-in	Accumulated	(Loss)	Stockholders’
	Shares	Amount	Capital	Deficit	Income	Equity
BALANCE—January 1, 2024	32,527,167	$4	$1,908,533	$(1,632,225)	$(34,660)	$241,652
Fractional shares redeemed for cash in lieu of reverse stock split	(1,338)	—	(7)	—	—	(7)
Vesting of restricted Common Stock	574	—	—	—	—	—
Vesting of restricted stock units	730,477	—	—	—	—	—
Repurchase of shares for employee tax withholdings	(60,175)	—	(375)	—	—	(375)
Issuance of common stock related to share-based liability awards	—	—	1,997	—	—	1,997
Stock-based compensation expense	—	—	13,830	—	—	13,830
Net loss	—	—	—	(155,538)	—	(155,538)
Other comprehensive loss	—	—	—	—	(1,718)	(1,718)
BALANCE—June 30, 2024	33,196,705	$4	$1,923,978	$(1,787,763)	$(36,378)	$99,841

	Three Months Ended June 30, 2023
					Accumulated
					Other
	Common Stock		Additional		Comprehensive	Total
	Voting		Paid-in	Accumulated	(Loss)	Stockholders’
	Shares	Amount	Capital	Deficit	Income	Equity
BALANCE—April 1, 2023	32,040,139	$3	$1,883,793	$(1,361,595)	$(36,630)	$485,571
Exercise of Common Stock options	47,223	—	560	—	—	560
Vesting of restricted Common Stock	5,021	—	—	—	—	—
Vesting of restricted stock units	126,662	—	—	—	—	—
Repurchase of shares for employee tax withholdings	(505)	—	(11)	—	—	(11)
Issuance of Common Stock related to settlement of contingent consideration	44,479	—	797	—	—	797
Stock-based compensation expense	—	—	8,438	—	—	8,438
Net loss	—	—	—	(49,728)	—	(49,728)
Other comprehensive income (loss)	—	—	—	—	(1,168)	(1,168)
BALANCE—June 30, 2023	32,263,019	$3	$1,893,577	$(1,411,323)	$(37,798)	$444,459

	Six Months Ended June 30, 2023
					Accumulated
					Other
	Common Stock		Additional		Comprehensive	Total
	Voting		Paid-in	Accumulated	(Loss)	Stockholders’
	Shares	Amount	Capital	Deficit	Income	Equity
BALANCE—January 1, 2023	31,813,343	$3	$1,874,821	$(1,308,954)	$(38,368)	$527,502
Exercise of Common Stock options	96,811	—	1,157	—	—	1,157
Vesting of restricted Common Stock	7,559	—	—	—	—	—
Vesting of restricted stock units	307,504	—	—	—	—	—
Repurchase of shares for employee tax withholdings	(6,677)	—	(109)	—	—	(109)
Issuance of Common Stock related to settlement of contingent consideration	44,479		797			797
Stock-based compensation expense	—	—	16,911	—	—	16,911
Net loss	—	—	—	(102,369)	—	(102,369)
Other comprehensive income (loss)	—	—	—	—	570	570
BALANCE—June 30, 2023	32,263,019	$3	$1,893,577	$(1,411,323)	$(37,798)	$444,459

See notes to condensed consolidated financial statements.

DESKTOP METAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(155,538)	$(102,369)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	96,043	26,965
Stock-based compensation	14,335	19,016
Amortization (accretion) of discount on investments	—	(484)
Amortization of deferred costs on convertible notes	365	365
Provision for bad debt	200	962
Provision for slow-moving, obsolete, and lower of cost or net realizable value inventories, net	(45)	—
Loss on disposal of property and equipment	(92)	496
Foreign exchange (gains) losses on intercompany transactions, net	299	—
Net decrease in accrued interest related to marketable securities	—	238
Net unrealized loss on equity investment	448	148
Deferred tax benefit	147	(534)
Foreign currency transaction loss	497	97
Changes in operating assets and liabilities:
Accounts receivable	7,777	(3,661)
Inventory	(3,353)	(8,760)
Prepaid expenses and other current assets	910	(675)
Other assets	8,909	1,595
Accounts payable	(38)	(407)
Accrued expenses and other current liabilities	(282)	1,097
Customer deposits	(644)	(2,322)
Current portion of deferred revenue	(3,611)	(918)
Change in right of use assets and lease liabilities, net	(3,778)	(3,110)
Other liabilities	19	1,767
Net cash used in operating activities	(37,432)	(70,494)
Cash flows from investing activities:
Purchases of property and equipment	(681)	(1,305)
Proceeds from sale of property and equipment	1,694	9,942
Purchase of marketable securities	—	(4,973)
Proceeds from sales and maturities of marketable securities	—	107,719
Cash paid for acquisitions, net of cash acquired	—	(500)
Net cash provided by investing activities	1,013	110,883
Cash flows from financing activities:
Proceeds from the exercise of stock options	—	1,157
Payment of taxes related to net share settlement upon vesting of restricted stock units	(376)	(108)
Repayment of loans	(158)	(328)
Net cash (used in) provided by financing activities	(534)	721
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,055)	73
Net increase (decrease) in cash, cash equivalents, and restricted cash	(38,008)	41,183
Cash, cash equivalents, and restricted cash at beginning of period	84,690	81,913
Cash, cash equivalents, and restricted cash at end of period	46,682	123,096

Supplemental disclosures of cash flow information

Reconciliation of cash, cash equivalents and restricted cash reported within the condensed consolidated balance sheets that sum to the total shown in the condensed consolidated statements of cash flows:

Cash and cash equivalents	$45,855	$121,660
Restricted cash included in other current assets	215	824
Restricted cash included in other noncurrent assets	612	612
Total cash, cash equivalents and restricted cash shown in the condensed consolidated statements of cash flows	$46,682	$123,096

Supplemental cash flow information:
Interest paid	$3,488	$—
Taxes paid	$—	$—

Non-cash investing and financing activities:
Net unrealized gain on investments	$—	$(337)
Common Stock issued for settlement of contingent consideration		797
Additions to right of use assets and lease liabilities	$863	$8,489
Purchase of property and equipment included in accounts payable	$129	$365
Purchase of property and equipment included in accrued expense	$—	$32
Transfers from inventory to PP&E	1,285	—
Transfers from property and equipment to inventory	$—	$841
Transfers from inventory to property and equipment	$—	$1,345

See notes to condensed consolidated financial statements.

Non-GAAP Financial Information

This press release contains non-GAAP financial measures, including non-GAAP gross margin, non-GAAP operating loss, non-GAAP net loss, non-GAAP operating expense, EBITDA and Adjusted EBITDA.

● We define non-GAAP gross margin as GAAP gross margin excluding the effect of stock-based compensation, amortization of acquired intangible assets, restructuring, acquisition-related and integration costs, and inventory step-up adjustments

● We define non-GAAP operating loss as GAAP operating loss excluding the effect of stock-based compensation, amortization of acquired intangible assets, restructuring, inventory step-up adjustments, and acquisition-related and integration costs

● We define non-GAAP net loss as GAAP net loss excluding the effect of stock-based compensation, amortization of acquired intangible assets, restructuring, inventory step-up adjustments, acquisition-related and integration costs, and change in fair value of investments

● We define non-GAAP operating expense as GAAP operating expense excluding the effect of stock-based compensation, amortization of acquired intangible assets, restructuring, and acquisition-related and integration costs including in operating expenses

● We define EBITDA as GAAP net income (loss) excluding interest, income taxes, and depreciation and amortization expense

● We define Adjusted EBITDA as EBITDA excluding change in fair value of investments, inventory step-up adjustments, stock-based compensation, restructuring, and acquisition-related and integration costs

In addition to Desktop Metal’s results determined in accordance with GAAP, Desktop Metal’s management uses this non-GAAP financial information to evaluate the Company’s ongoing operations and for internal planning and forecasting purposes. We believe that this non-GAAP financial information, when taken collectively, may be helpful to investors in assessing Desktop Metal’s operating performance.

We believe that the use of Non-GAAP gross margin, non-GAAP operating loss, non-GAAP net loss, non-GAAP operating expense, EBITDA and Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends because it eliminates the effect of financing, capital expenditures, and non-cash expenses such as stock-based compensation and warrants, and provides investors with a means to compare Desktop Metal’s financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, investors should be aware that when evaluating non-GAAP gross margin, non-GAAP operating loss, non-GAAP net loss, non-GAAP operating expense, EBITDA and Adjusted EBITDA, we may incur future expenses similar to those excluded when calculating these measures. In addition, our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of these measures may not be comparable to other similarly titled measures computed by other companies because not all companies calculate these measures in the same fashion.

Because of these limitations, non-GAAP gross margin, non-GAAP operating loss, non-GAAP net loss, non-GAAP operating expense, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP gross margin, non-GAAP operating loss, non-GAAP net loss, non-GAAP operating expense, EBITDA and Adjusted EBITDA on a supplemental basis. Management uses, and investors should consider, our non-GAAP financial measures only in conjunction with our GAAP results. Desktop Metal has not provided a reconciliation of its Adjusted EBITDA outlook to net income because estimates of all of the reconciling items cannot be provided without unreasonable efforts.

Set forth below is a reconciliation of each non-GAAP financial measure used in this press release to its most directly comparable GAAP financial measure.

DESKTOP METAL, INC.

NON-GAAP RECONCILIATION TABLE

(in thousands)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
(Dollars in thousands)	2024	2023	2024	2023
GAAP gross margin	$(32,189)	$6,089	$(34,395)	$4,725
Stock-based compensation included in cost of sales(1)	475	590	1,043	1,270
Amortization of acquired intangible assets included in cost of sales(2)	42,681	6,928	57,021	13,855
Restructuring expense in cost of sales(2)	28	2,488	37,543	3,205
Acquisition-related and integration costs included in cost of sales	366	434	366	913
Non-GAAP gross margin	$11,361	$16,529	$61,578	$23,968

GAAP operating loss	$(101,327)	$(48,518)	$(150,716)	$(100,834)
Stock-based compensation(2)	6,497	9,703	14,335	19,016
Amortization of acquired intangible assets	65,931	10,457	86,978	20,899
Restructuring expense(3)	11,211	2,850	14,217	6,469
Acquisition-related and integration costs	2,050	7,359	3,305	8,765
Non-GAAP operating loss	$(15,638)	$(18,149)	$(31,881)	$(45,685)

GAAP net loss	$(103,440)	$(49,728)	$(155,538)	$(102,369)
Stock-based compensation(2)	6,497	9,703	14,335	19,016
Amortization of acquired intangible assets	65,931	10,457	86,978	20,899
Restructuring expense(3)	11,211	2,850	14,217	6,469
Acquisition-related and integration costs	2,050	7,359	3,305	8,765
Change in fair value of investments	497	107	1,814	286
Non-GAAP net loss	$(17,254)	$(19,252)	$(34,889)	$(46,934)

(1) Includes immaterial liability-award stock-based compensation expense for the three and six months ended June 30, 2024, respectively. Includes $0.2 million and $0.4 million of liability-award stock-based compensation expense for the three and six months ended June 30, 2023, respectively.

(2) Includes no liability-award stock-based compensation expense and $0.5 million of liability-award stock-based compensation expense for the three and six months ended June 30, 2024, respectively. Includes $1.3 million and $2.9 million of liability-award stock-based compensation expense for the three and six months ended June 30, 2023, respectively.

(3) Includes $3.9 million and $4.3 million of depreciation classified as restructuring charges for the three and six months ended June 30, 2024, respectively.

DESKTOP METAL, INC.

NON-GAAP OPERATING EXPENSE RECONCILIATION TABLE

(in thousands)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
(Dollars in thousands)	2024	2023	2024	2023
GAAP operating expenses	$69,138	$54,607	$116,321	$105,559
Stock-based compensation included in operating expenses(1)	(6,022)	(9,113)	(13,292)	(17,746)
Amortization of acquired intangible assets included in operating expenses	(23,250)	(3,529)	(29,957)	(7,044)
Restructuring expense included in operating expenses	(11,183)	(362)	23,326	(3,264)
Acquisition-related and integration costs included in operating expenses	(1,684)	(6,925)	(2,939)	(7,852)
Non-GAAP operating expenses	$26,999	$34,678	$93,459	$69,653

(1) Includes no liability-award stock-based compensation expense and $0.5 million of liability-award stock-based compensation expense for the three and six months ended June 30, 2024, respectively. Includes $1.1 million and $2.5 million of liability-award stock-based compensation expense for the three and six months ended June 30, 2023, respectively.

DESKTOP METAL, INC.

NON-GAAP ADJUSTED EBITDA RECONCILIATION TABLE

(in thousands)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
(Dollars in thousands)	2024	2023	2024	2023
Net loss attributable to common stockholders	$(103,440)	$(49,728)	$(155,538)	$(102,369)
Interest expense	1,690	1,109	3,181	1,920
Income tax benefit (expense)	345	23	147	(534)
Depreciation and amortization (2)	71,858	13,530	96,043	26,965
EBITDA	(29,547)	(35,066)	(56,167)	(74,018)
Change in fair value of investments	497	107	1,814	286
Stock-based compensation expense(1)	6,497	9,703	14,335	19,016
Restructuring expense (2)	7,295	2,850	9,887	6,469
Acquisition-related and integration costs	2,050	7,359	3,305	8,765
Adjusted EBITDA	$(13,208)	$(15,047)	$(26,826)	$(39,482)

(1) Includes no liability-award stock-based compensation expense and $0.5 million of liability-award stock-based compensation expense for the three and six months ended June 30, 2024, respectively. Includes $1.3 million and $2.9 million of liability-award stock-based compensation expense for the three and six months ended June 30, 2023, respectively.

(2) In connection with the Photopolymer Initiative, we recorded incremental depreciation and amortization for the shortened useful life of various fixed assets and intangibles to restructuring charges. For the three and six months ended June 30, 2024, we recorded incremental depreciation of $3.9 million and $4.3 million, respectively, and incremental amortization of $59.9 million and $71.1 million, respectively. These amounts are listed in the depreciation and amortization line.